EXHIBIT 23.5

              CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

            Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Domain Energy Corporation, a Delaware corporation (the "Company"), of the use of my name and any references to me as a person nominated to become a director of the Company appearing in the Prospectus constituting a part of the Company's Registration Statement on Form S-1 that has been filed with the Securities and Exchange Commission pursuant to the Act.



Dated:  May 8, 1997                              /S/  WILLIAM P. NICOLETTI
                                                      William P. Nicoletti